Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 8, 2004 (except for Notes 7(f) and 13, as to which the date is September 27, 2004), accompanying the consolidated financial statements included in the Annual Report of Edelbrock Corporation on Form 10-K for the year ended June 30, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Edelbrock Corporation on Form S-8 (File No. 33-385508, effective April 4, 2002).

/s/GRANT THORNTON LLP
Los Angeles, California
September 8, 2004